THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED
         HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS COMMON STOCK PURCHASE WARRANT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION, AND THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT THE PROPOSED TRANSACTION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AND APPLICABLE STATE SECURITIES LAWS.


                             THOMAS EQUIPMENT, INC.

                             STOCK PURCHASE WARRANT

Date of Issuance:  February 28, 2005                         Certificate No. W-1

                  THIS IS TO CERTIFY that ROYNAT MERCHANT CAPITAL INC., a Delaware corporation, and its transferees, successors and assigns (the "Holder"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is entitled to purchase from THOMAS EQUIPMENT, INC., a Delaware corporation (the "Company"), at the price of $3.00 per share (subject to adjustment as provided herein) (the "Exercise Price"), at any time after the date hereof (the "Commencement Date") and expiring on August 28, 2006 (the "Expiration Date"), 1,000,000 shares of the fully paid and nonassessable common stock, par value $.001 per share ("Common Stock") of the Company (as such number may be adjusted as provided herein). The 1,000,000 shares of Common Stock (subject to adjustment as provided herein) which may be purchased pursuant to this Warrant are referred to herein as the "Aggregate Number," which represents the number of shares that as of the date hereof would constitute % of all issued and outstanding shares of Common Stock of the Company on a Fully Diluted basis (as defined below). This Common Stock Purchase Warrant (this "Warrant") is issued under and pursuant to that certain Subscription Agreement by and among the Company, the holder and the Guarantors, dated as of February 28, 2005, as amended or supplemented from time to time (the "Subscription Agreement"). Capitalized terms used herein shall have the meanings ascribed to such terms in
Section 11 hereof unless otherwise defined herein.

         SECTION 1.   THE WARRANT; TRANSFER AND EXCHANGE

         (a) The Warrant. This Warrant and the rights and privileges of the Holder hereunder may be exercised by the Holder in whole or in part as provided herein; shall survive any termination of the Subscription Agreement or repayment of the Debenture issued pursuant thereto; and this Warrant may be transferred by the Holder to any other Person or Persons who meet the requirements set forth herein at any time or from time to time, in whole or in part, regardless of whether the Holder retains any or all rights under the Subscription Agreement.

         (b) Transfer and Exchanges. The Company shall initially record this Warrant on a register to be maintained by the Company with its other stock books from time to time thereafter shall reflect the transfer of this Warrant on such register when surrendered for transfer in accordance with the terms hereof and properly endorsed, accompanied by appropriate instructions, and further accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof. Upon any such transfer, a new warrant or warrants shall be issued to the transferee and the Holder (in the event the Warrant is only partially transferred) and the surrendered warrant shall be canceled. Each such transferee shall succeed to all of the rights of the Holder under the Subscription Agreement. This Warrant may be exchanged at the option of the Holder, when surrendered at the Principal Office of the Company or an office of the registrar and transfer agent for the Warrant Shares ("Transfer Agent Office") for another warrant or other warrants of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

         SECTION 2.   EXERCISE

         (a) Right to Exercise. At any time after the Commencement Date and on or before the Expiration Date, the Holder, in accordance with the terms hereof, may exercise this Warrant, in whole at any time or in part from time to time, by delivering this Warrant to the Company during normal business hours on any Business Day at the Company's Principal Office or a Transfer Agent Office, together with the Notice of Exercise, in the form attached hereto as Exhibit A and made a part hereof (the "Notice of Exercise"), duly executed, and payment of the Exercise Price per share for each share purchased, as specified in the Notice of Exercise. The aggregate Exercise Price (the "Aggregate Exercise Price") to be paid for the shares to be purchased (the "Exercise Amount") shall equal the product of (i) the Exercise Amount multiplied by (ii) the Exercise Price. If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day.

         (b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made to the Company in cash or other immediately available funds or as provided in Section 2(c), or a combination thereof. In the case of payment of all or a portion of the Aggregate Exercise Price pursuant to
Section 2(c), the direction by the Holder to make a "Cashless Exercise" shall serve as accompanying payment for that portion of the Exercise Price.

         (c) Cashless Exercise. In the event that a Registration Default (as defined in the Registration Rights Agreement) has occurred prior to exercise of any portion of the Warrant, the Holder shall have the right to pay all or a portion of the Aggregate Exercise Price by making a "Cashless Exercise," in which case the portion of the Aggregate Exercise Price to be so paid shall be paid by reducing the number of shares of Common Stock otherwise issuable pursuant to the Notice of Exercise by an amount equal to (i) the Aggregate Exercise Price to be so paid divided by (ii) the Fair Market Value Per Share.

         (d) Issuance of Shares of Common Stock. Upon receipt by the Company of this Warrant at its Principal Office or a Transfer Agent Office in proper form for exercise, and accompanied by the Notice of Exercise and payment of the Aggregate Exercise Price as aforesaid, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock may not then be actually delivered. Within three Business Days after such surrender of this Warrant, delivery of the Notice of Exercise and payment of the Aggregate Exercise Price as aforesaid, the Company shall issue and cause to be delivered to, or upon the written order of, the Holder (and in such name or names as the Holder may designate) a certificate or certificates for the Exercise Amount, subject to any reduction as provided in Section 2(c) for a Cashless Exercise.

         (e) Fractional Shares. The Company may, but shall not be required to, deliver fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share of Common Stock would be deliverable upon an exercise of this Warrant, the Company may, in lieu of delivering such fraction of a share of Common Stock, make a cash payment to the Holder in an amount equal to the same fraction of the Fair Market Value Per Share determined as of the Business Day immediately preceding the date of exercise of this Warrant.

         (f) Partial Exercise. In the event of a partial exercise of this Warrant, the Company shall issue to the Holder a Warrant in like form for the unexercised portion thereof which has not expired.

         SECTION 3. PAYMENT OF TAXES. The Company shall pay all stamp taxes attributable to the initial issuance of shares or other securities issuable upon the exercise of this Warrant or issuable pursuant to Section 6 hereof, excluding any tax or taxes which may be payable because of the transfer involved in the issuance or delivery of any certificates for shares or other securities in a name other than that of the Holder in respect of which such shares or securities are issued.

         SECTION 4. REPLACEMENT WARRANT. In case this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and upon receipt of indemnity reasonably satisfactory to the Company provided that if the Holder is a financial institution or other institutional or fund investor its own agreement shall be satisfactory).

         SECTION 5.   COVENANTS

         (a) Regulatory Requirements and Restrictions. In the event of any reasonable determination by the Holder that, by reason of any existing or future federal or state law, statute, rule, regulation, guideline, order, court or administrative ruling, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a "Regulatory Requirement"), the Holder is effectively restricted or prohibited from holding this Warrant or the Warrant Shares (including any shares of capital stock or other securities distributable to the Holder in any merger, reorganization, readjustment or other reclassification), or otherwise realizing upon or receiving the benefits intended under this Warrant, the Company shall, and shall use its reasonable best efforts to have its shareholders take such action as the Holder and the Company shall jointly agree in good faith to be reasonably necessary to permit the Holder to comply with such Regulatory Requirement. The reasonable costs of taking such action, whether by the Company, the Holder or otherwise, shall be borne by the Company.

         (b) Validly Issued Shares. The Company covenants that all shares of Common Stock that may be issued upon exercise of this Warrant, assuming full payment of the Aggregate Exercise Price (including those issued pursuant to Section 6 hereof) shall, upon delivery by the Company, be duly authorized and validly issued, fully paid and nonassessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever (other than security interests, encumbrances and claims to which the Holder is subject prior to the issuance of the Warrant and restrictions under applicable federal and/or state securities laws).

         (c) Reservation of Shares. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares, free of preemptive rights, such number of its duly authorized shares of Common Stock as shall be sufficient to enable the Company to issue Common Stock upon exercise of the Warrant.

         (d) Affirmative Actions to Permit Exercise and Realization of Benefits. If any shares of Common Stock reserved or to be reserved for the purpose of the exercise of this Warrant, or any shares or other securities reserved or to be reserved for the purpose of issuance pursuant to Section 6 hereof, require registration with or approval of any governmental authority under any federal or state law (other than securities laws) before such shares or other securities may be validly delivered upon exercise of this Warrant, then the Company covenants that it will, at its sole expense, secure such registration or approval, as the case may be (including but not limited to approvals or expirations of waiting periods required under the Hart Scott Rodino Antitrust Improvements Act).

         SECTION 6. ADJUSTMENTS TO AGGREGATE NUMBER. Under certain conditions, the Aggregate Number is subject to adjustment as set forth in this Section 6. No adjustments shall be made under this Section 6 as a result of the issuance by the Company of the Warrant Shares upon exercise of this Warrant.

         (a) Adjustments. The Aggregate Number, after taking into consideration any prior adjustments pursuant to this Section 6, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number hereunder.

                  (i) Stock Dividends, Stock Subdivisions and Stock Combinations. In case at any time or from time to time the Company shall:

                           (A) issue to the holders of its Common Stock a
                  dividend payable in, or other distribution of, shares of Common Stock (a "Stock Dividend"),

                           (B) subdivide its outstanding shares of Common Stock
                  into a larger number of shares of Common Stock, including without limitation by means of a stock split (a "Stock Subdivision"), or

                           (C) combine its outstanding shares of Common Stock
                  into a smaller number of shares of Common Stock (a "Stock Combination"),

then the Aggregate Number in effect immediately prior thereto shall be (1) proportionately increased in the case of a Stock Dividend or a Stock Subdivision and (2) proportionately decreased in the case of a Stock Combination. In the event the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a Stock Dividend in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                  (ii) Other Distributions. In case at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution (collectively, a "Distribution") of:

                           (A) cash,

                           (B) any evidences of its indebtedness (other than
                  Convertible Securities), any shares of its capital stock (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever (other than cash) or

                           (C) any options, warrants or other rights to
                  subscribe for or purchase any of the following: any evidences of its indebtedness (other than Convertible Securities), any shares of its capital stock (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever, then the Holder shall be entitled to elect by written notice to the Company to receive upon the exercise of this Warrant at any time on or after the taking of such record in accordance with the terms hereof, the number of Warrant Shares to be received upon exercise of this Warrant determined as stated herein and, in addition and without further payment, the cash, evidences of indebtedness, stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which the Holder would have been entitled by way of such Distribution and subsequent dividends and distributions through the date of exercise as if such Holder (x) had exercised this Warrant immediately prior to such Distribution and (y) had retained the Distribution in respect of the Common Stock and all subsequent dividends and distributions of any nature whatsoever in respect of any stock or securities paid as dividends and distributions and originating directly or indirectly from such Common Stock.

         A reclassification of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a Distribution by the Company to the holders of its Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such event shall be deemed a Stock Subdivision or Stock Combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6(a)(i) hereof.

                  (iii) Issuance of Common Stock. If at any time or from time to time the Company shall (except as hereinafter provided in this Section 6(a)(iii)) issue or sell any additional shares of Common Stock for a consideration per share less than the Trigger Price Per Share, then, effective on the date specified below, the Aggregate Number shall be adjusted by multiplying (A) the Aggregate Number immediately prior thereto by (B) a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such shares of Common Stock, (y) the number of shares of Common Stock issuable upon the conversion or exercise of options, warrants, rights or Convertible Securities (whether or not then exercisable), and (z) the number of such additional shares of Common Stock so issued and the denominator of which shall be the sum of (p) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, (q) the number of shares of Common Stock issuable upon the conversion or exercise of options, warrants, rights or convertible securities (whether or not then exercisable), and (r) the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued would purchase at the Trigger Price Per Share. The date as of which the Trigger Price Per Share shall be computed shall be the earlier of the date on which the Company shall enter into a firm contract or commitment for the issuance of such additional shares of Common Stock or the date of actual issuance of such additional shares of Common Stock.

                  (iv) Convertible Securities. If at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly, by assumption in a merger in which the Company is the surviving corporation and in which the shareholders of the Company immediately prior to the merger continue to own more than 50% of the Outstanding Common Stock immediately after the merger and for a period of 180 days thereafter, or otherwise) issue or sell Convertible Securities (or any warrants, options or other rights to subscribe for Convertible Securities or Common Stock, whether or not the rights to subscribe, exchange or convert thereunder are immediately exercisable, and the consideration per share for the additional shares of Common Stock which may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Trigger Price Per Share, then the Aggregate Number shall be adjusted as provided in Section 6(a)(iii) hereof on the basis that (A) the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities or pursuant to all such warrants, options or other rights shall be deemed to have been issued as of the date of the determination of the Trigger Price Per Share as herein provided and (B) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to the terms of such Convertible Securities (or any warrants or options or other rights to subscribe for Convertible Securities or Common Stock). For purposes of this Section 6(a)(iv), the effective date of such adjustment and the date as of which the Trigger Price Per Share shall be computed shall be the earliest of (1) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Convertible Securities (or any warrants or options or other rights to subscribe for Convertible Securities), (2) the date on which the Company shall enter into a firm contract or commitment for the issuance of such Convertible Securities (or any warrants or options or other rights to subscribe for Convertible Securities), and (3) the date of actual issuance of such Convertible Securities (or any warrants or options or other rights to subscribe for Convertible Securities).

                  (v) Subsequent Adjustments. If at any time after an adjustment of the Aggregate Number has been made pursuant to Section 6(a)(iv) hereof on the basis of the issuance of Convertible Securities (or any warrants or options or other rights to subscribe for Convertible Securities), warrants, options or other rights or the issuance of Convertible Securities, or after any new adjustments of the Aggregate Number shall have been made pursuant to this
Section 6(a)(v),

                           (A) such warrants, options or rights or the right of conversion or exchange in such Convertible Securities shall expire, and all or any portion of such warrants, options or rights, or the right of conversion or exchange in respect of all or any portion of such Convertible Securities, as the case may be, shall not have been exercised prior to such expiration, and/or

                           (B) in the case of adjustments made pursuant to
         Section 6(a)(iv), the consideration per share for which shares of Common Stock are issuable pursuant to such warrants, options or rights per the terms of such Convertible Securities shall be irrevocably increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, such previous adjustment shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with such adjustment shall no longer be deemed to have been issued by virtue of such computation. Simultaneously therewith, a recomputation shall be made of the effect of such warrants, options or rights or Convertible Securities on the determination of the Aggregate Number, which shall be made on the basis of:

                           (1) treating the number of additional shares of
                  Common Stock, if any, actually issued pursuant to the previous exercise of such warrants, options or rights or such right of conversion or exchange as having been issued on the date or dates of such exercise and, in the case of a recomputation of a calculation originally made pursuant to Section 6(a)(iv), for the consideration actually received and receivable therefor, and

                           (2) in the case of a recomputation of a calculation
                  originally made pursuant to Section 6(a)(iv), treating any such warrants, options or rights or any such Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such irrevocable increase of the consideration per share for which shares of Common Stock are issuable under such warrants, options or rights or Convertible Securities;

         and, if and to the extent called for by the foregoing provisions of this Section 6(a)(v) on the basis aforesaid, a new adjustment of the Aggregate Number shall be made, such new adjustment shall supersede the previous adjustment so rescinded and annulled.

                  (vi) Miscellaneous. The following provisions shall be applicable to the making of adjustments of the Aggregate Number provided above in this Section 6(a):

                           (A) The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company or any of its Subsidiaries shall be deemed an issuance thereof for the purposes of this Section 6(a).

                           (B) To the extent that any additional shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any additional shares of Common Stock or any Convertible Securities (1) are issued solely for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, (2) are offered by the Company for subscription, the consideration received by the Company shall be deemed to be the subscription price or (3) are sold to underwriters or dealers for public offering, the net consideration (after giving effect to underwriting discounts) received by the Company shall be deemed to be the consideration received by the Company therefor, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends. To the extent that such issuance shall be for a consideration other than cash, or partially for cash and partially for other consideration, then, except as otherwise expressly provided herein, the amount of such consideration shall be deemed to be the fair market value of such consideration plus, if applicable, the amount of such cash) at the time of such issuance, determined in the manner set forth in Section 6(d)(ii). In case any additional shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase such additional shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company is the survivor and issues any securities, the amount of consideration therefor shall be deemed to be the fair market value of such additional shares of Common Stock, Convertible Securities, warrants, options or other rights, as the case may be, determined in the manner set forth in Section 6(d)(ii).

                           The consideration for any shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be equal to (x) the consideration received by the Company for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities, plus (y) the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus (z) the consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange of such Convertible Securities.

                           In case of the issuance at any time of any additional shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                           (C) The adjustments required by the preceding paragraphs of this Section 6(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Aggregate Number that would otherwise be required shall be made (except in the case of a Stock Subdivision or Stock Combination, as provided for in Section 6(a)(i) hereof) unless and until such adjustment either by itself or with other adjustments not previously made adds or subtracts at least one one-hundredth of one share to or from the Aggregate Number immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6(a) and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                           (D) In computing adjustments under this Section 6(a), fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

                           (E) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                           (F) Notwithstanding any other provision of this
         Section 6(a) or any other provision of this Warrant, at all times adjustments shall be made to the Aggregate Number such that the Holder will not be diluted in any manner (economically or otherwise) due to the adoption, creation, existence or amendment of any option plans, equity-based bonus plans, stock plans, stock appreciation rights plan or similar contractual obligations by or of the Company or any of the Company's Subsidiaries (or issuance and/or exercise of any securities thereunder) whether or not such securities are issued at or below Fair Market Value Per Share.

                           (G) Whenever the number of Warrant Shares is adjusted pursuant to this Section 6(a), the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter. Any adjusted Exercise Price shall be the "Exercise Price" for purposes hereof, subject to subsequent adjustment.

         (b) Changes in Common Stock. In case at any time the Company shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company's assets, liquidation, recapitalization or reclassification of the Common Stock) in connection with which the previous Outstanding Common Stock shall be changed into or exchanged for different securities of the Company or capital stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a "Transaction"), then as a condition of the consummation of the Transaction, to provide that lawful, enforceable and adequate provision shall be made so that the Holder shall be entitled to (i) a new warrant in form and substance similar to, and in exchange for, this Warrant to purchase all or a portion of such securities or other property; provided that, if the Company is unable to secure such new warrant, then the Holder will exercise this Warrant in connection with the consummation of the Transaction for, in lieu of the Warrant Shares issuable upon such exercise, the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 6). The Company will not effect any Transaction unless prior to consummation thereof each corporation or other entity (other than the Company) which may be required to deliver any new warrant, securities or other property as provided herein assume, by written instrument delivered to the Holder, the obligation to deliver to such Holder such new warrant, securities or other property as in accordance with the foregoing provisions such Holder may be entitled to receive and such corporation or entity shall have similarly delivered to the Holder an opinion of counsel for such corporation or entity, satisfactory to the Holder, which opinion shall state that all of the terms of the new warrant or this Warrant shall be enforceable against the Company and such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as the Holder may reasonably request. The foregoing provisions of this Section 6(b) shall similarly apply to successive Transactions.

         (c) Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action of the type contemplated in
Section 6(a) or (b) hereof but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then, unless in the opinion of the Company's board of directors such action will not have a material adverse effect upon the rights of the Holder (taking into consideration, if necessary, any prior actions which the Board of Directors deemed not to materially adversely affect the rights of the Holder), the Aggregate Number shall be adjusted in such manner and at such time as the Board of Directors of the Company may in good faith determine to be equitable in the circumstances.

         (d)      Notices

                  (i) Notice of Proposed Actions. In case the Company shall propose (A) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (B) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities, rights to acquire Convertible Securities or capital stock or additional shares of Common Stock or shares of stock of any class or any other securities, warrants, rights or options, (C) to effect any reclassification of its Common Stock, (D) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (E) to effect any consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business, (F) to effect the liquidation, dissolution or winding up of the Company or (G) to effect any other action which would require an adjustment under this Section 6, then in each such case the Company shall give to the Holder written notice of such proposed action, which shall specify the proposed date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the proposed date on which such reclassification, reorganization, consolidation, merger, share exchange, sale, transfer, disposition, liquidation, dissolution, winding up or other transaction is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, or the proposed date on which the transfer of Common Stock is to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and on the Aggregate Number after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least 30 days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 30 days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock.

                  (ii) Adjustment Notice. Whenever the Aggregate Number is to be adjusted pursuant to this Section 6, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within 10 Business Days after the event requiring the adjustment) prepare and deliver to the Holder a certificate signed by the chief financial officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated. The certificate shall set forth, if applicable, a description of the basis on which the board of directors in good faith determined, as applicable, the Fair Market Value Per Share, the fair market value of any evidences of indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights, or other property or the equitable nature of any adjustment under Section 6(b) or (c) hereof, the new Aggregate Number and, if applicable, any new securities or property to which the Holder is entitled. Any other determination of fair market value shall first be determined in good faith by the board of directors and be based upon an arm's length sale of such indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights or other property, such sale being between a willing buyer and a willing seller. In the case of any such determination of fair market value, the Holder may object to the determination in such certificate by giving written notice within 10 Business Days of the receipt of such certificate and, if the Holder and the Company cannot agree to the fair market value within 10 Business Days of the date of the Holder's objection, the fair market value shall be determined by a disinterested appraiser (which may be national or regional investment bank or a national accounting firm) mutually selected by the Holder and the Company, the fees and expenses of which shall be paid 50% by the Company and 50% by the Holder unless such determination results in a fair market value more than 110% of the fair market value determined by the Company in which case such fees and expenses shall be paid by the Company or results in a fair market value less than 90% of the fair market value determined by the Company in which case such fees and expenses shall be paid by the Holder.

         SECTION 7. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including without limitation the adjustments required under Section 6 hereof, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), the Company (a) will not increase the par value of any shares of Common Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

         SECTION 8.   TRANSFERS OF THE WARRANT

         (a) Generally. Subject to the restrictions set forth in this Section 8, the Holder may at any time and from time to time freely transfer this Warrant and the Warrant Shares in whole or in part to any Person. This Warrant has not been registered under the Securities Act. The Warrant Shares shall be registered for resale under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement. This Warrant and the Warrant Shares are issued or issuable subject to the provisions and conditions contained herein and in the Subscription Agreement and to the provisions and conditions contained in the Registration Rights Agreement, and every Holder hereof by accepting the same agrees with the Company to such provisions and conditions, and represents to the Company that this Warrant has been acquired and the Warrant Shares will be acquired for the account of the Holder for investment and not with a view to or for sale in connection with any distribution thereof.

         (b) Compliance with Securities Laws. The Holder agrees that this Warrant and the Warrant Shares may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act and applicable state securities laws or pursuant to an applicable exemption from the registration requirements of the Securities Act and such state securities laws.

         (c) Restrictive Securities Legend. The certificate representing the Warrant Shares shall bear the restrictive legends set forth below:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, or the securities laws of any State and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such Act and applicable State securities laws or pursuant to an applicable exemption from the registration requirements of such Act and such laws.

         SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company hereby represents, warrants and covenants to the Holder that so long as Holder holds the Warrant or any Warrant Shares:

         (a) Financial Statements. The Company shall and shall cause it Subsidiaries to, deliver to the Holder within 105 days of the close of each financial year of the Company one copy of the audited consolidated annual financial statements for that year, including the balance sheet and statements of income, retained earnings and changes in financial position accompanied by the report of the Company's auditors, and such other statements or reports as may be required by the Holder in the Offer of Finance, and within 30 days after the each month, one copy of the interim consolidated financial statements signed by an authorized officer of the Company, all of which financial statements shall be prepared in accordance with generally accepted accounting principles; and shall at the same time deliver to copies of all management reports prepared by the auditors of the Company together with any other statements stipulated in the Offer of Finance.

         (b) Reservation of Shares. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares, free of preemptive rights, such number of its duly authorized shares of Common Stock as shall be sufficient to enable the Company to issue Common Stock upon exercise of the Warrant.

         (c) Certain Amendments. The Company will not, and will not permit or cause any of its Subsidiaries to, amend, modify or change any provision of its certificate of incorporation, bylaws, or the terms of any class or series of its Capital Stock to the extent such amendment, modification or change would have an adverse effect on the Holder.

         (d) Limitation on Certain Restrictions. The Company will not, and will not permit or cause any of its Subsidiaries (to the extent the Company has any Subsidiaries after the Closing) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on the ability of the Company and any such Subsidiaries to perform and comply with their respective obligations under this Warrant.

         (e) Transactions With Affiliates. Except as disclosed as of the date hereof in documents filed with the Commission or pursuant to agreements dated no later than the date hereof which have been delivered to the Holder, the Company will not and will not permit any of its Subsidiaries to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) intercompany advances of working capital between the Company and its Subsidiaries, (b) intercompany transfers of cash and assets to the Company and the Guarantors, (c) normal compensation and reimbursement of expenses of officers and directors and
(d) transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

         SECTION 10.  EVENTS OF NON-COMPLIANCE AND REMEDIES

         (a) Events of Non-Compliance. If the Company fails to keep and fully and promptly perform and observe in all material respects any of the terms, covenants or representations contained or referenced herein within 30 days from the earlier to occur of (A) written notice from the Holder specifying what failure has occurred, or requesting that a specified failure be remedied or (B) the chief executive officer, treasurer or president of the Company becoming aware of such failure (an "Event of Non-Compliance"), the Holder shall be entitled to the remedies set forth in subsection (b) hereof.

         (b) Remedies. On the occurrence of an Event of Non-Compliance, in addition to any remedies the Holder may have under applicable law, the Holder may bring any action for injunctive relief or specific performance of any term or covenant contained herein or in the Subscription Agreement, the Company hereby acknowledging that an action for money damages may not be adequate to protect the interests of the Holder hereunder.

         SECTION 11. DEFINITIONS. As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings. Capitalized terms not appearing below and not otherwise defined herein shall have the meaning ascribed to them in the Subscription Agreement.

         "Affiliate" means, with respect to a Person, any other Person (other than a wholly-owned Subsidiary) (i) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, (ii) which owns 5% or more of the equity interests of such Person, (iii) 5% or more of the voting stock (or in the case of a Person that is not a corporation, 5% or more of the equity interests of such Person) of which is owned by such Person or (iv) who is an executive officer or director of such Person. The term "control" means (a) the power to vote more than 50% of the securities or other equity interests of a Person having ordinary voting power (on a fully diluted basis), or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Aggregate Exercise Price" has the meaning set forth in Section 2(a).

         "Aggregate Number" has the meaning set forth in the Preamble.

         "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as in effect on the date hereof.

         "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York, New York are authorized or required by law or executive order to be closed.

         "Closing" has the meaning set forth in the Subscription Agreement.

         "Commencement Date" has the meaning set forth in the Preamble.

         "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

         "Common Stock" includes (a) the Common Stock of the Company, par value $.01 per share, as described in the Certificate of Incorporation, (b) any other class of capital stock hereafter authorized having the right to share in distributions either of earnings or assets without limit as to amount or percentage or (c) any other capital stock into which such Common Stock is reclassified or reconstituted.

         "Company" has the meaning set forth in the Preamble.

         "Convertible Securities" means evidences of indebtedness, shares of stock or other securities (including, but not limited to options and warrants) which are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event.

         "Debenture" has the meaning set forth in Article 4 of the Subscription Agreement.

         "Distribution" has the meaning set forth in Section 6(a)(i).

         "Event of Default" has the meaning set forth in the Debenture.

         "Event of Non-Compliance" has the meaning set forth in Section 12(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Exercise Amount" has the meaning set forth in Section 2(a).

         "Exercise Price" has the meaning set forth in the Preamble.

         "Expiration Date" has the meaning set forth in the Preamble.

         "Fair Market Value Per Share" means as of a particular date the average (weighted by daily trading volume) of the closing prices of the Common Stock on all securities exchanges on which such security may be listed at the time, or, if there has been no sales on any such exchange on any day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York Time, or, if on any day such security is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated or any similar successor organization, in each such case averaged over a period of 20 days consisting of the day as of which the "Fair Market Value Per Share" is being determined and the 19 consecutive Business Days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the "Fair Market Value Per Share" shall be (a) the fair market value of the Outstanding Common Stock based upon an arm's length sale of the Company on such date (including its ownership interest in all Persons) as an entirety, such sale being between a willing buyer and a willing seller and determined without reference to any discount for minority interest, restrictions on transfer, disparate voting rights among classes of capital stock or lack of marketability with respect to capital stock divided by
(b) the aggregate number of shares of Outstanding Common Stock; provided, however, that in no event shall "Fair Market Value Per Share be deemed to be less than the applicable Exercise Price per share subject to proportional adjustment upon the occurrence of an event specified in Section 6(a)(i). The Fair Market Value Per Share shall be determined by members of the Board of Directors of the Company in good faith within 10 days of any event for which such determination is required and such determination (including the basis therefor) shall be promptly provided to the Holder. Such determination shall be binding on the Holder unless the Holder objects thereto in writing within 10 Business Days of receipt. In the event the Company and the Holder cannot agree on the Fair Market Value Per Share within 10 Business Days of the date of the Holder's objection, the Fair Market Value Per Share shall be determined by a disinterested appraiser (which may be a national or regional investment bank or national accounting firm) mutually selected by the Company and the Holder, the fees and expenses of which shall be paid 50% by the Company and 50% by the Holder unless such determination results in a Fair Market Value Per Share more than 110% of the Fair Market Value Per Share initially determined by the Company in which case such fees and expenses shall be borne by the Company. Any selection of a disinterested appraiser shall be made in good faith within seven Business Days after the end of the last 10 Business Day period referred to above and any determination of Fair Market Value Per Share by a disinterested appraiser shall be made within 30 days of the date of selection.

         "Fully Diluted" means, with respect to the Common Stock, as of a particular time the total outstanding shares of Common Stock as of such time, determined by treating all outstanding options, warrants and other rights for the purchase or other acquisition of Common Stock as having been exercised and by treating all outstanding Convertible Securities as having been so converted.

         "Guarantors" has the meaning set forth in the Subscription Agreement.

         "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Holder" means Roynat Merchant Capital, Inc., a Delaware corporation, and its successors and assigns.

         "Subscription Agreement" has the meaning set forth in the Preamble.

         "Notice of Exercise" has the meaning set forth in Section 2(a).

         "Offer of Finance" has the meaning set forth in the Debenture.

         "Other Holders" has the meaning set forth in Section 10(b).

         "Outstanding Common Stock" of the Company means, as of the date of determination, the sum (without duplication) of the following: (a) the number of shares of Common Stock then outstanding at the date of determination, (b) the number of shares of Common Stock then issuable upon the exercise of the Warrant (as such number of shares may be adjusted pursuant to the terms hereof) and (c) the number of shares of Common Stock then issuable upon the exercise or conversion of Convertible Securities and any warrants, options or other rights to subscribe for or purchase Common Stock or Convertible Securities (but excluding any unvested options and securities not then exercisable for or convertible into Common Stock).

         "Person" means any individual, firm, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or other entity of any kind and includes any successor (by merger or otherwise) of such entity.

         "Principal Office" means 1518 North Farwell Avenue, Milwaukee, Wisconsin 53202,or such other principal office of the Company in the United States of America the address of which first shall have been set forth in a notice to the Holder.

         "Regulatory Requirement" has the meaning set forth in Section 5(c).

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Stock Combination" has the meaning set forth in Section 6(a)(i)(C).

         "Stock Dividend" has the meaning set forth in Section 6(a)(i)(A).

         "Stock Subdivision" has the meaning set forth in Section 6(a)(i)(B).

         "Subsidiary" means, as to a Person, each corporation, partnership, joint venture or other business organization in which Company or any Subsidiary owns, directly or indirectly, any Capital Stock or other equity interest, or with respect to which Company or any Subsidiary, alone or in combination with others, is in a control position.

         "Transfer Agent Office" has the meaning set forth in Section 1(b).

         "Trigger Price Per Share" means Fair Market Value Per Share.

         "Warrant" has the meaning set forth in Section 1(b).

         "Warrant Securities" means the Warrant and the Warrant Shares, collectively.

         "Warrant Shares" means (a) the securities issued or issuable upon exercise of this Warrant in accordance with its terms and (b) all other securities issued with respect to such securities by way of stock dividend, stock split or other reclassification or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company's capital stock.

         SECTION 12. SURVIVAL OF PROVISIONS. Upon the full exercise by the Holder of its rights to purchase Common Stock under this Warrant, all of the provisions of this Warrant shall terminate (other than the provisions of Sections 5(a), 5(c), 5(d), 10, and 12 through 22 of this Warrant which shall expressly survive such exercise until such time as the rights of the Holder to have the Company redeem all Warrant Securities held by the Holder have expired or been fully exercised).

         SECTION 13. DELAYS, OMISSIONS AND INDULGENCES. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder's part of any breach or default under this Warrant, or any waiver on the Holder's part of any provisions or conditions of this Warrant must be in writing and that all remedies, either under this Warrant, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

         SECTION 14. RIGHTS OF TRANSFEREES. Subject to Section 8, the rights granted to the Holder hereunder of this Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of the Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of the Warrant and Warrant Shares) until extinguished pursuant to the terms hereof.

         SECTION 15. CAPTIONS. The titles and captions of the Sections and other provisions of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

         SECTION 16. NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery:

         (a) if to the Company:

             1518 North Farwell Avenue
             Milwaukee, Wisconsin  53202
             Attention:  David Marks, Chairman
             Telecopy No.  (312)873-3739


             with a copy to:

             Sichenzia Ross Friedman Ference LLP
             1065 Avenue of the Americas
             New York, New York  10010
             Attention:  Thomas A. Roxe, Esq.
             Telecopy No.  (212)930-9725

         (b) if to the Holder:

             Roynat Merchant Capital Inc.
             100 North Tryon Street, Suite 3720
             Charlotte, North Carolina  28202
             Attention:  David Swaine, President
             Telecopy No. (704)334-5719


             with a copy to:

             Roynat Merchant Capital, Inc.
             201 Centre Drive, Suite 406
             Mississauga, Ontario
             Attention:  John A. Neate, Manager, Merchant Banking

             and:

             Moore & Van Allen PLLC
             100 North Tryon Street
             Suite 4700
             Charlotte, NC  28202
             Attention:  Kurt T. Oosterhouse, Esq.
             Telecopy No.:  704-331-1159/704-378-2017

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

         SECTION 17. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder.

         SECTION 18. AMENDMENTS. Neither this Warrant nor any term hereof may be amended, changed, waived, discharged or terminated without the prior written consent of the Holder and the Company to such action.

         SECTION 19. SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         SECTION 20. GOVERNING LAW. This Warrant is to be construed and enforced in accordance with and governed by the laws of the State of New York and without regard to the principles of conflicts of law of such state.

         SECTION 21. ENTIRE AGREEMENT. This Warrant and the Subscription Agreement are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

         SECTION 22. RULES OF CONSTRUCTION. Unless the context otherwise requires "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Warrant. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.


                   [Remainder of Page Intentionally Omitted.]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and executed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto as of the date below written.


DATED: February 28, 2005                   THOMAS EQUIPMENT, INC.



[CORPORATE SEAL]                           By: /s/ CLIFFORD M. RHEE
                                              ----------------------
                                              Name: Clifford M. Rhee
                                              Title: President




ATTEST:


By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

                                                                       EXHIBIT A

                               NOTICE OF EXERCISE


To:
         -----------------------------------

         -----------------------------------

         -----------------------------------


         1. The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to ________ shares of Common Stock (the "Exercise Amount"). Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

         2. The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

                                 Exercise for Cash
                           -----
                                 Cashless Exercise
                           -----

         3. Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:

                                           -------------------------------------
                                           (Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

                                           -------------------------------------
                                           (Address of Record Holder/Transferee)

         4. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

         5. If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:

                                           -------------------------------------
                                           (Name of Record Holder/Transferee)
and deliver such warrant to the following address:

                                           -------------------------------------
                                           (Address of Record Holder/Transferee)



                                           -------------------------------------
                                           (Signature)

-------------------------------
(Date